Exhibit 31.3

SECTION 302 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Michael Palleschi, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of FTE Networks, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2018	/s/ Michael Palleschi
Michael Palleschi
Chief Executive Officer
(Principal Executive Officer)